Exhibit 10.4

Infrastructure System Development and Verification Agreement

(Quasi-Consignment Agreement)

Kyowa Corporation (hereinafter referred to as “User”) and Earlyworks Co., Ltd. (hereinafter referred to as the “Vendor”) have entered into this Development and Verification Agreement (hereinafter referred to as “Agreement”) with respect to a project for the purpose of development of the infrastructure system and verification of the applicability of blockchain (hereinafter referred to as “Project”).

Article 1 (Purpose)

The purpose of this Agreement is to define the rights and obligations between the User and the Vender for the realization of the Project.

Article 2 (Roles and Responsibilities)

1.	User and Vendor acknowledge that they must cooperate with each other in the performance of this Agreement and that such obligations are legal obligations.

2.	The roles and responsibilities of User and Vendor shall be defined in the Exhibit.

3.

Vendor shall be obligated to perform the work with the care of a good manager based on general industry expertise and know-how regarding information processing technology. User shall have responsibility for the result or achievement of the Project of User and Vendor shall not be responsible for the result or achievement of the Project and obligated to complete the Project.

4.	User shall be obligated to perform its assigned duties as specified in the Exhibit without delay and to cooperate with the Vendor to ensure that the Vendor’s operations are carried out smoothly.

Article 3 (Report)

1.	The Vendor shall prepare and submit to the User a report of completion of the work by the deadline stated in the attached Exhibit.

2.	User shall inspect the completion report of the preceding clause within the period specified in the Exhibit attached hereto (hereinafter referred to as the “Inspection Period”).

3.	If the User has no objection to the contents of the report in the clause 1, User shall confirm the completion of the work by signing the confirmation document and providing it to the Vendor.

Article 4 (Consideration and Method of Payment)

Details of the payment terms shall be provided in the Exhibit.

Article 5 (Materials, etc.)

1.	User will disclose, lend, etc. to Vendor materials, equipment facilities, etc. (hereinafter referred to as “Materials, etc.”) necessary for the Services.

2.	Vendor shall manage the materials, etc. provided by User with the due care of a good manager and shall return them on the return date agreed upon by both parties or when requested by the User.

Article 6 (Reconsignment)

1.

Vendor may reconsign a part of each individual business to a third party with the prior consent of the User or to the subcontractor designated by the User. In addition, reasonable grounds shall be required for the User to refuse the above consent.

2.

In the event that Vendor is required to select another subcontractor due to the User’s refusal to accept the reconsign, any change in the work period or delivery date or the content of the subcontract fee, etc. shall be agreed upon by User and Vendor.

3.	Vendor shall enter into an agreement with the subcontractor to have the subcontractor perform the same obligations to Vendor as Vendor has to the User under this Agreement

4.

All the conducts by the subcontractor shall be equated with the conducts by Vendor. Vender shall be liable for all the conducts by the subcontractor, except willful misconduct or negligence by the subcontractor designated by User.

Article 7 (Confidential Information)

1.

User and Vendor shall not disclose to the other party any technical, business or other business information provided by the other party for the purpose of executing the Project, which the other party has disclosed in writing, e-mail, electromagnetic record, or orally, indicating that the information is confidential (hereinafter collectively referred to as “Confidential Information”). However, this shall not apply to information that falls under any one of the following items. In addition, User and Vender may disclose Confidential Information that is required to be disclosed in accordance with the provisions of laws and regulations.

(1)	Information already held without obligation of confidentiality

(2)	Information legitimately obtained from third parties without any obligation of confidentiality

(3)	Information developed independently without information provided by the other party

(4)	Information that has become public knowledge, whether before or after receipt, without breach of this Agreement.

2.	The party to whom confidential information is provided shall take necessary measures to manage such confidential information.

3.

User and Vendor shall use the Confidential Information only within the scope of the purpose of this Agreement, and shall obtain prior written consent from the other party if any reproduction or modification of the Confidential Information beyond the scope of the purpose of this Agreement is necessary.

4.

User and Vender shall disclose the Confidential Information only to the officers and employees of each of them (including the subcontractors under this Agreement) who need to know the information for the purposes of this Agreement and shall impose on such officers and employees obligations equivalent to the obligations of confidentiality under this Agreement including after retirement or resignation.

5.	Provision and return of the Confidential Information shall be in accordance with Article 5.

6.	Article 8 shall supersede this Article with respect to the Confidential Information that falls under the category of personal information.

7.	The provisions of this Article shall survive for three (3) years after the termination of this Agreement.

Article 8 (Personal Information)

1.

Vendor shall not disclose any personal information (as defined in Article 2, Paragraph 4 of the Act on the Protection of Personal Information; hereinafter referred to as the “Act”) entrusted to the Vendor by the User in the execution of the Project to the third party. In addition, when the User provides personal information to the Vendor, User shall make efforts to provide the Vendor with the personal information after processing so that individuals cannot be identified.

2.	Vendor shall take necessary measures to manage personal information.

3.

Vendor shall use personal information only within the scope of the purposes of this Agreement, and shall obtain prior written, e-mail, or electromagnetic record approval from User in the event that duplication or alteration of personal information beyond the scope of the purposes of this Agreement is necessary.

4.	Article 5 shall apply mutatis mutandis to the provision and return of personal information.

5.

Notwithstanding the provisions of Article 6, Clause 1, Vendor shall not reconsign the handling of personal information entrusted by the User. However, this shall not apply in the event that the Vendor has obtained the prior consent of the User to such reconsignment.

Article 9 (Compensation for Damages)

1.

In the event that User and Vender suffer damages due to reasons attributable to the other party in connection with the performance of this Agreement, User and Vender may make a claim against the other party for compensation for damages in accordance with laws and regulations. However, if a claim period is specified in the Exhibit, no claim may be made after the expiration of the period, regardless of the claim period under laws and regulations.

Article 10 (Termination)

1.	User and Vender may terminate this Agreement at any time.

2.	User and Vender may forthwith terminate this Agreement, in whole or in part, without any notice, if any of the following events occurs to the other party.

(1)	In the event of gross negligence or breach of trust

(2)

In the event of suspension of payment, or in the event of provisional seizure, foreclosure, auction, commencement of bankruptcy proceedings, commencement of civil rehabilitation proceedings, commencement of corporate reorganization proceedings, or commencement of special liquidation.

(3)	In the event of disposition to suspend transactions

(4)	In the event of delinquent taxes and public dues

(5)	Any other serious event that makes it difficult to continue this agreement similar to each of the preceding items

3.

User and Vender may terminate this Agreement, in whole or in part, if the other party is in breach of any provision of this Agreement and the default of the other party is not remedied after a reasonable period of notice.

4.

In the event each party falls under any of the items of clause 1, or in the event of termination as provided in the preceding clause, all of the obligations of the party shall become immediately due and payable, even if no notice is given by the other party.

Article 11 (Prohibition of Assignment of Rights and Obligations)

Neither parties shall, without the prior written consent of the other party, assign, assume or grant security this Agreement, rights and obligations under this Agreement to a third party.

Article 12 (Antisocial Forces)

1.	Each party represents and warrants that:

①	Such party are not a member of the Antisocial Forces (organized crime group, a corporate racketeer, and any other similar organization)

②	Such party and its officers and major shareholders do not use the Antisocial Forces

③	Such party and its officers and major shareholders do not promote the activities of the Antisocial Forces

④	Such party and its officers and major shareholders do not have relation with the Antisocial Forces

⑤	Such party does not commit unlawful acts and conducts and be involved in the acts and conducts directly and indirectly.

2.	Each party shall be entitled to terminate this Agreement without prior notice if the other party breaches any of the representations and warranties in the above clause 1.

Article 13 (Consultation)

In the event of any matter not stipulated in this Agreement or any question arising, User and Vender shall consult with each other in accordance with the principle of good faith and endeavor to reach an amicable settlement of the matter.

Article 14 (Agreed Jurisdiction)

Any and all disputes arising out of or in connection with this Agreement shall submit to the exclusive agreed jurisdiction of the Tokyo District Court at the first instance.

To certify the execution of this Agreement, two (2) copies of this document shall be prepared and each party shall retain one (1) copy.

June 1, 2021

User	Shinjuku San-ei Building 9F,
1-22-2 Nishi-Shinjuku, Shinjuku-ku, Tokyo
Kyowa Corporation
Representative Director Taiji Horiuchi

Vendor	3F MR Building,
5-7-11 Ueno, Taito-ku, Tokyo
Early works Co.,Ltd.
Representative Director Satoshi Kobayashi

Exhibit

1. Roles and Responsibilities

(1) Vendor

Project manager is responsible for the following

(1)   Propose and assist in defining user requirements and external design

(2)   Overall system design

(3)   General development of systems

(4)   Support and cooperation for other incidental operations

Members are responsible for the following

(1)   Do work following the project manager’s instructions

role	belong to	identity
Project manager	Early Works, Inc.	[*]
Member (developer)	Early Works, Inc.	[*]

(2) User

Product Manager is responsible for the following

(1)   Definition of requirements and proposal and decision making for external design

(2)   Decision-making based on Vendor proposals

(3)   Stakeholder scrutiny and system review

Members are responsible for the following

(1)   Do work following the project manager’s instructions

role	belong to	identity
Product manager	Kyowa Corporation	[*]
Member(requirement definition, external design)	Kyowa Corporation	[*]
2. Work period June 1, 2021 – March 25, 2022

3. Report

(1) Deadline for submission of the reports from Vendors: 25th of each month beginning June 2021.

(2) Period for confirmation of reports by the User: the last day of the month in which the date of submission of the report.

4. payment of fiduciary fees

(1) Initial Payment (at the time of execution of this Agreement)	120,000,000 yen (excluding tax)

(2) Estimated payment for each month’s work:

From June 1, 2021 to June 25, 2021	10,169,490 yen

From June 25, 2021 to July 25, 2021	12,203,390 yen

From July 26, 2021 to August 25, 2021	12,203,390 yen

From August 26, 2021 to September 25, 2021	12,203,390 yen

From September 26, 2021 to October 25, 2021	12,203,390 yen

From October 26, 2021 to November 25, 2021	12,203,390 yen

From November 26, 2021 to December 25, 2021	12,203,390 yen

From December 26, 2021 to January 25, 2022	12,203,390 yen

From January 26, 2022 to February 25, 2022	12,203,390 yen

From February 26, 2022 to March 25, 2022	12,203,390 yen

(2) Payment due:	After the report, month-end closing, next month-end payment

Payment Methods:	Bank account transfer

Delayed payment:	14.6% per year

*If there are any changes, describe the change history below.

[Change history]